As filed with the Securities and Exchange Commission on April 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6199	43-2099257
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 226-9990

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David E. Durant

Secretary and General Counsel

Blackhawk Network Holdings, Inc.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 226-9990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony J. Richmond Kathleen M. Wells Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Jay Clayton Sarah P. Payne Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Telephone: (212) 558-4000 Facsimile: (212) 558-3588

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-187325

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, $0.001 per share par value	$11,500,000	$1,568.60(3)

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-187325), is hereby registered.
(2)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(3)	A registration fee of $34,509.20 was previously paid in connection with the filing of the related Registration Statement on Form S-1, as amended (File No. 333-187325).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of Class A common stock, par value $0.001 per share, of Blackhawk Network Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $11,500,000. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-187325), which was declared effective by the Securities and Exchange Commission on April 18, 2013, are incorporated in this registration statement by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 18th day of April, 2013.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ David E. Durant
David E. Durant General Counsel and Secretary

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

* William Y. Tauscher	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 18, 2013

* Jerry Ulrich	Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	April 18, 2013

* Joan B. Lockie	Chief Accounting Officer (Principal Accounting Officer)	April 18, 2013

* Steven A. Burd	Director	April 18, 2013

* Robert L. Edwards	Director	April 18, 2013

* Mohan Gyani	Director	April 18, 2013

* Paul Hazen	Director	April 18, 2013

* Douglas J. Mackenzie	Director	April 18, 2013

* Lawrence F. Probst III	Director	April 18, 2013

* Arun Sarin	Director	April 18, 2013

*By:	/s/ David E. Durant
David E. Durant Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1(1)	Form of Underwriting Agreement.

5.1(2)	Opinion of Latham & Watkins LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2(3)	Consent of Latham & Watkins LLP.

24.1(4)	Power of Attorney. Reference is made to the signature page hereto.

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187325), originally filed with the Securities and Exchange Commission on March 18, 2013 and incorporated by reference herein.
(2)	Previously filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187325), originally filed with the Securities and Exchange Commission on March 18, 2013 and incorporated by reference herein.
(3)	Previously filed (included in Exhibit 5.1) with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187325), originally filed with the Securities and Exchange Commission on March 18, 2013 and incorporated by reference herein.
(4)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187325), originally filed with the Securities and Exchange Commission on March 18, 2013 and incorporated by reference herein.

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